Exhibit 99.2

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

Tyco International Announces Results to Date of Debt Tender Offers

SCHAFFHAUSEN, Switzerland — July 12, 2012 — Tyco International Ltd. (“Tyco”) (NYSE:TYC) today announced that, pursuant to the previously announced tender offers of Tyco and its subsidiary, Tyco International Finance S.A. (“TIFSA”), to purchase for cash the respective debt securities issued by TIFSA and/or Tyco, as the case may be, US$1,249,071,000 in aggregate principal amount of notes subject to the Any and All Offer (as defined below) were validly tendered and not validly withdrawn prior to the expiration of the Any and All Offer at 5:00 p.m. Eastern Daylight Time (EDT) on July 11, 2012 (such time and date, “the Any and All Offer Expiration Date”), and US$907,583,000 in aggregate principal amount of notes subject to the Maximum Tender Offer (as defined below) were validly tendered and not validly withdrawn prior to the early tender date of 5:00 p.m. EDT on July 11, 2012 (such time and date, the “Early Tender Date”), according to the information provided by Global Bondholder Services Corporation, the tender agent for such offers, as more fully set forth below.

The tender offers consist of two separate offers (each an “Offer”, and collectively, the “Offers”) on the terms set forth in an offer to purchase and related letter of transmittal, each dated June 27, 2012, with (i) an Offer to purchase any and all of specified series of outstanding debt securities (the “Any and All Offer”) and (ii) a second Offer to purchase up to the Maximum Tender Amount (as defined below) of specified series of outstanding debt securities (the “Maximum Tender Offer”).

Issuer(1)	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Principal Amount Tendered (US$)	Percent Tendered of Principal Amount Outstanding	Proration Factor	Acceptance Priority Level(2)

Offer for Notes Listed Below: Any and All Offer
TIFSA, Tyco	902118BK3	6.000% Notes due 2013	$656,097,000	$382,893,000	58.36%	N/A	N/A
TIFSA	902118BM9	4.125% Notes due 2014	$500,000,000	$300,546,000	60.11%	N/A	N/A
TIFSA	902118BL1	8.500% Notes due 2019	$750,000,000	$385,607,000	51.41%	N/A	N/A
TIFSA, Tyco	9021EQAC8 / 9021EQAA2 / G91447AA3	7.000% Notes due 2019	$421,961,000	$180,025,000	42.66%	N/A	N/A

Offer for Notes Listed Below: Maximum Tender Offer
TIFSA, Tyco	9021EQAD6	6.875% Notes due 2021	$707,404,000	$245,447,000	34.70%	N/A	1
TIFSA	902118BP2	3.750% Notes due 2018	$250,000,000	$182,920,000	73.17%	N/A	2
TIFSA	902118BQ0	4.625% Notes due 2023	$250,000,000	$207,834,000	83.13%	N/A	3
TIFSA	902118BN7	3.375% Notes due 2015	$500,000,000	$271,382,000	54.28%	89.6%	4

(1)          Tyco is a co-issuer with TIFSA with respect to the 6.000% Notes due 2013, the 7.000% Notes due 2019 and the 6.875% Notes due 2021. Tyco guarantees all the notes listed in the table above except for those notes on which it is co-issuer.

(2)          Notes tendered at or prior to the Early Tender Date will be accepted for purchase in priority to other notes tendered after the Early Tender Date even if such notes tendered after the Early Tender Date have a higher acceptance priority level than notes tendered prior to the Early Tender Date.

All notes validly tendered and not validly withdrawn in the Any and All Offer prior to the Any and All Offer Expiration Date have been accepted for purchase. Tyco and TIFSA expect to make payment for the applicable notes in same-day funds today, July 12, 2012. Tyco and TIFSA also intend to redeem, on or around August 15, 2012, all 6.000% Notes due 2013 and 4.125% Notes due 2014 that were not tendered and accepted for purchase pursuant to the Any and All Offer and are outstanding as of the date of redemption.

The maximum principal amount of notes to be purchased pursuant to the Maximum Tender Offer has been set as US$878,271,000 (the “Maximum Tender Amount”). Such maximum amount is equal to the difference between US$1,443,903,000 and the aggregate principal amount of notes validly tendered and accepted for purchase in the Any and All Offer for the 7.000% Notes due 2019 and in the Any and All Offer for the 8.500% Notes due 2019.

As the aggregate principal amount of notes validly tendered and not validly withdrawn prior to the Early Tender Date was greater than the Maximum Tender Amount, such tendered notes will be accepted for purchase up to the Maximum Tender Amount in accordance with the acceptance priority levels set forth in the table above, subject to proration in accordance with the terms set forth in the offer to purchase and related letter of transmittal. Tyco and TIFSA expect to make payment for the applicable notes in same-day funds today, July 12, 2012.

Holders of notes subject to the Maximum Tender Offer who validly tendered and did not validly withdraw their notes before the Early Tender Date will receive the total consideration, which includes an early tender premium of $30 per $1,000 principal amount of notes tendered by such holders that are accepted for purchase, plus accrued and unpaid interest to the date of settlement.

The Maximum Tender Offer will expire at 11:59 p.m. EDT on July 25, 2012, unless extended or earlier terminated (such time and date, as the same may be extended, the “Maximum Tender Offer Expiration Date”). We will not accept for purchase any notes tendered after the Early Tender Date and before the Maximum Tender Offer Expiration Date.

The terms and conditions of the Maximum Tender Offer are set forth in the offer to purchase and related letter of transmittal, each dated June 27, 2012.

Information relating to the Offers

Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are the lead dealer managers for the Offers. J.P Morgan Securities LLC and Morgan Stanley & Co. Incorporated are co-dealer managers for the Offers. The lead dealer managers together with the co-dealer managers are the “Dealer Managers”. Investors with questions regarding the Offers may contact Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-5183 (collect), Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 292-0070 (toll-free) or (646) 855-3401 (collect), and Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender agent and information agent for the Offers and can be contacted at (212) 430-3774 or (866) 804-2200 (toll-free).

None of Tyco, TIFSA, their respective governing bodies, the tender agent, the information agent, or the Dealer Managers makes any recommendation as to whether holders of notes referred to in this press release should tender their notes in the Offers. This press release does not constitute an offer to purchase any notes.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the notes. The full details of the Offers for the notes, including complete instructions on how to tender notes, are included in the offer to purchase, the letter of transmittal and related materials. Holders are strongly encouraged to read carefully the offer to purchase and letter of transmittal and any other related materials, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they contain important information.

Holders may obtain a copy of the tender offer documents, free of charge, from Global Bondholder Services Corporation, the tender agent and information agent in connection with the Offers, by calling toll-free at 866-804-2200 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Offers.

About Tyco

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of approximately $17.4 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

Forward-Looking Statements

This press release may contain a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

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